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                                                                       EXHIBIT 5


                             BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                             Columbus, Ohio  43215
                        (614) 228-1541 (General Number)
                        (614) 462-2616 (Telecopy Number)


                               December 31, 1997



American Dental Partners, Inc.
301 Edgewater Place
Suite 320
Wakefield, Massachusetts  01880

Ladies and Gentlemen:

     We are acting as counsel to American Dental Partners, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 333-39981), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 2,300,000 shares of Common Stock, $0.01 par value, of the Company (the "Shares").

     In connection therewith, we have examined the Company's Seconded Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the records, as exhibited to us, of the corporate proceedings of the Company, and such other documents and records as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and paid for in the manner contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Validity of Common Stock" in the Prospectus which is part of the Registration Statement.

                                    Very truly yours,



                                    /s/ Baker & Hostetler LLP

                                    BAKER & HOSTETLER LLP